Exhibit 10.6

THIRD AMENDMENT TO
CREDIT AGREEMENT AND LIMITED WAIVER AND FORBEARANCE

THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER AND FORBEARANCE (this “Amendment”), dated as of August 15, 2016, is entered into by and among Hooper Holmes, Inc., a New York Corporation (“Borrower”), each of the undestigned financial institutions (individually each a “Lender” and collectively “Lenders”) and SWK FUNDING LLC, a Delaware limited liability company, in its capacity as administrative agent for the other Lenders (in such capacity, “Agent”).
RECITALS
WHEREAS, Borrower, Agent and Lenders entered into that certain Credit Agreement dated as of April 17, 2015, (as the same may be further amended, modified or restated from time to time, being hereinafter referred to as the “Credit Agreement”; capitalized terms used in this Amendment are defined in the Credit Agreement unless otherwise stated);
WHEREAS, Borrower (a) has failed to maintain Consolidated Unencumbered Liquid Assets of at least $750,000 as measured on June 30, 2016 as required pursuant to Section 7.13.1 of the Credit Agreement, (b) has failed to achieve Aggregate Revenue for the twelve (12) consecutive month period ending June 30, 2016 of at least $34,000,000 as required pursuant to Section 7.13.2 of the Credit Agreement, and (c) has failed to achieve EBITDA, on a consolidated basis, for the six (6) consecutive month period ending June 30, 2016 of at least –($2,000,000) as required pursuant to Section 7.13.3 of the Credit Agreement, each of which failures constitutes an Event of Default under Section 8.1.4(a) of the Credit Agreement (the “Specified Default”);
WHEREAS, by reason of the existence of the Specified Defaults, Agent has full legal right to exercise its rights and remedies under the Credit Agreement and the other Loan Documents upon the occurrence of an Event of Default, and Borrower has no defenses, offsets or counterclaims to the exercise of such rights and remedies;
WHEREAS, Borrower requested that (i) Agent, for the period from the date hereof until September 30, 2016, forbear from exercising its rights and remedies under the Loan Documents solely with respect to the Specified Defaults and (ii) Agent and Lenders enter into this Amendment; and
WHEREAS, Agent and Lenders are willing (i) for the period from the date hereof through the Forbearance Period (as defined below) to forbear from exercising its rights and remedies under the Loan Documents with respect to the Specified Defaults and (ii) subject to the satisfaction or waiver, in Agent’s sole discretion, of each of the conditions precedent set forth herein, to amend the Credit Agreement as set forth below.
AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
ARTICLE I
Agreement to Forbear

1.1    Agreement to Forbear. During the period commencing on the date hereof and ending on the earlier to occur of (i) September 30, 2016 and (ii) the occurrence of any Additional Default (as defined below) (the “Forbearance Period”), and subject to the other terms and conditions of this Amendment, Agent agrees that it will forbear from exercising its rights and remedies under the Loan Documents due to the Specified Defaults. Notwithstanding any provision of this Amendment, nothing contained herein shall limit any rights or remedies of Agent or any Lender under the Credit Agreement or any other Loan Document based on any Default or Event of Default which is not a Specified Default (each an “Additional Default”). Upon the expiration or termination of the Forbearance Period, Agent’s forbearance shall automatically terminate and Agent shall be entitled to exercise any and all of its rights and remedies under this Amendment, the Credit Agreement and the Loan Documents without further notice; provided however, that in the event that, (i) Borrower’s Net Accounts Payable (as defined below) is less than $4,900,000 as measured on September 30, 2016 and (ii) no Additional Default has occurred and is continuing, Agent and Lenders shall waive the Specified Defaults. Borrower hereby agrees that Agent and Lenders shall have no obligation to extend the Forbearance Period. For purposes of this Amendment, “Net Accounts Payable” shall mean, as of any date of determination, an amount equal to (x) the aggregate amount of all accounts payable due and owing by Borrower and its Affiliates minus (y) Borrower’s Consolidated Unencumbered Liquid Assets minus (z) so long as no “Default” or “Event of Default” has occurred and is continuing, the amount of any “Availability” pursuant to that certain Credit and Security Agreement, dated as of April 20, 2016, by and among the Loan Parties and SCM Specialty Finance Opportunities Fund, L.P. (as each such capitalized term used in this clause (z) is defined in such Credit and Security Agreement).
1.2    Limited Waiver and Forbearance. Except as it relates to the forbearance and potential waiver specifically set forth in Section 1.1 above as it relates to the Specified Defaults, nothing contained in this Amendment or any other communication between Agent, any Lender, Borrower or any other Loan Party shall be a waiver of any past, present or future violation, Default or Event of Default of Borrower under the Credit Agreement or any Loan Document. Agent and each Lender hereby expressly reserves any rights, privileges and remedies under the Credit Agreement and each Loan Document that Lender may have with respect to any violation, Default or Event of Default, and any failure by Agent or any Lender to exercise any right, privilege or remedy as a result of the violations set forth above shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Agent or any Lender, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any Loan Document, (ii) amend or alter any provision of the Credit Agreement or any Loan Document or any other contract or instrument or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any rights, privilege or remedy of Agent or any Lender under the Credit Agreement or any Loan Document or any other contract or instrument. Except with respect to the forbearance relating to, and the potential waiver of, the Specified Defaults, nothing in this Amendment shall be construed to be a consent by Agent or any Lender to any prior, existing or future violations of the Credit Agreement or any Loan Document.

1.3    Future Compliance. Borrower is hereby notified that irrespective of (i) any waivers or consents previously granted by Agent or any Lender regarding the Credit Agreement and the Loan Documents, (ii) any previous failures or delays of Agent or any Lender in exercising any right, power or privilege under the Credit Agreement or the Loan Documents or (iii) any previous failures or delays of Agent or any Lender in the monitoring or in the requiring of compliance by Borrower with the duties, obligations and agreements of Borrower in the Credit Agreement and the Loan Documents, Borrower will be expected to comply strictly with its duties, obligations and agreements under the Credit Agreement and the Loan Documents.

ARTICLE II
Amendments to Credit Agreement and Guarantee
2.1Amendment to Section 2.9.1(b) of the Credit Agreement. Effective as of the Third Amendment Effective Date, Section 2.9.1(b)(iv) of the Credit Agreement is amended and restated in its entirety to read as follows:
“(iv) FOURTH, (A) as it relates to the Payment Date occurring in November 2016, to the payment of all principal of the Loans, pro rata based on each Lender’s Pro Rata Term Loan Share, up to an aggregate amount of $300,000 on such Payment Date and (B) as it relates to each Payment Date on or after the Payment Date occurring in February 2017, to the payment of all principal of the Loans, pro rata based on each Lender’s Pro Rata Term Loan Share, up to an aggregate amount of $600,000 on any such Payment Date (for the avoidance of doubt, no principal payment shall be due and owing hereunder on the Payment Date in August 2016);”
2.1    Amendment to Section 7.13 of the Credit Agreement. Effective as of the Third Amendment Effective Date, Section 7.13 of the Credit Agreement is amended and restated in its entirety to read as follows:
“7.13. Financial Covenants
7.13.1    Consolidated Unencumbered Liquid Assets.
Not permit the Consolidated Unencumbered Liquid Assets as of the last day of the Fiscal Quarter ending September, 2016 to be less than $1, as of the last day of the Fiscal Quarter ending December 31, 2016 to be less than $500,000, and as of the end of the last day of any Fiscal Quarter thereafter to be less than $750,000.

7.13.2    Minimum Aggregate Revenue.

Minimum LTM Aggregate Revenue (in millions of Dollars) as of the end of:
Q3 2016	Q4 2016	Q1 2017	Q2 2017 and each Fiscal Quarter thereafter
$34	$38	$41	$42
Not permit the Aggregate Revenue for the twelve (12) consecutive month period ending on the last Business Day of any Fiscal Quarter (designated by “Q” in the table below) to be less than the applicable amount set forth in the table below for such period.

7.13.3    Minimum EBITDA.
Not permit the EBITDA of Borrower, on a consolidated basis, for the applicable period of measure set forth below and ending on the last Business Day of any Fiscal Quarter (designated by “Q” in the table below) to be less than the applicable amount set forth in the table below for such period.

Minimum EBITDA as of the end of:
Nine (9) consecutive month period ending Q3 2016	Twelve (12) consecutive month period ending Q4 2016	Twelve (12) consecutive month period ending Q1 2017	Twelve (12) consecutive month period ending Q2 2017	Twelve (12) consecutive month period ending Q3 2017
($2,000,000)	($500,000)	$500,000	$900,000	$2,500,000

ARTICLE III
Conditions Precedent and Post-Closing Obligations

3.1    The effectiveness of the Amendments set forth in Article II above are subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent, unless specifically waived in writing by Agent in its sole discretion (the date on which all such conditions are satisfied or waived referred to herein as the “Third Amendment Effective Date”):
A.    “Agent shall have received: (i) this Amendment, duly executed by all parties hereto and (ii) an amended and restated Closing Date Warrant providing for an updated “Exercise Price” (as defined therein) equal to the lowest weighted average closing price for any five consecutive day period for Borrower's common stock among the closing prices recorded from and after August 15, 2016 though and including the Third Amendment Effective Date and otherwise in form and substance acceptable to Agent.
B.    Agent shall have received evidence acceptable to Agent in its sole discretion that Borrower’s Net Accounts Payable is less than $4,900,000 as measured on September 30, 2016.
C.    The representations and warranties contained herein and in the Credit Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.
D.    No Specified Default or Additional Default shall have occurred and be continuing, unless (i) any such Additional Default has been otherwise specifically waived in writing by Agent and (ii) such Specified Default shall have been automatically waived in accordance with Article I hereof.
D.    All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent.
3.2    On the first Business Day of each month, Borrower shall provide to Agent an updated cash flow forecast for Borrower in form and substance acceptable to Agent (which shall include a cumulative comparison of actual results to prior cash flow projections delivered by Borrower).
ARTICLE IV
Ratifications, Representations and Warranties
4.1    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Lenders and Agent agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Borrower agrees that this

Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.
4.2    Representations and Warranties. Borrower hereby represents and warrants to Agent and Lenders that (a) the execution, delivery and performance of this Amendment, the amended and restated warrant referred to in Section 3.1 above and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of Borrower and will not violate the organizational documents of Borrower; (b) Borrower’ directors have authorized the execution, delivery and performance of this Amendment, the warrant referred to in Section 3.1 above and any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date (except to the extent such representations and warranties expressly relate to an earlier date); (d) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing; (e) Borrower is in full compliance in all material respects with all covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby; and (f) except as disclosed to Agent, Borrower has not amended its organizational documents since the date of the Credit Agreement.
ARTICLE V

Miscellaneous Provisions
5.1    Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and each Lender to rely upon them.
5.2    Reference to Credit Agreement. Each of the Credit Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.
5.3    Expenses of Agent. As provided in the Credit Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent, or its Affiliates, in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of legal counsel, and all costs and expenses incurred by Agent and each Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the reasonable costs and fees of legal counsel.
5.4    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
5.5    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent and each Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.
5.6    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile or electronic (.pdf) transmission, which facsimile or electronic (.pdf) signatures shall be considered original executed counterparts for purposes of this Section 5.6, and each party to this Amendment agrees that it will be bound by its own facsimile or electronic (.pdf) signature and that it accepts the facsimile or electronic (.pdf) signature of each other party to this Amendment.
5.7    Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

5.8    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
5.9    Applicable Law. THE TERMS AND PROVISIONS OF SECTIONS 10.17 (GOVERNING LAW) AND 10.18 (FORUM SELECTION; CONSENT TO JURISDICTION) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.
5.10    Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND AGENT.
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IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above‑written.
BORROWER:

HOOPER HOLMES, INC.,
a New York corporation

By:    /s/ Henry E. Dubois
Name: Henry E. Dubois
Title: Chief Executive Officer and President

#47455014

AGENT AND LENDER:

SWK FUNDING LLC,
as Agent and a Lender

By:     SWK Holdings Corporation,
its sole Manager

By:     /s/ Winston Black
Name:    Winston Black
Title:    CEO

#47455014

REAFFIRMATION OF GUARANTEE AND COLLATERAL AGREEMENT

The undersigned (the “Guarantor”) each hereby acknowledges and agrees to the amendments of the Credit Agreement contained in this Third Amendment to Credit Agreement dated as of August 15, 2016 (the “Amendment”), and acknowledges and reaffirms its obligations owing to Agent and the Lenders under that certain Guarantee and Collateral Agreement dated as of April 17, 2015 (the “Guarantee Agreement”) and any of the other Loan Documents to which it is a party, and agrees that such Guarantee and Loan Documents are and shall remain in full force and effect. Although Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, Guarantor understands that Agent and Lenders have no obligation to inform Guarantor of such matters in the future or to seek Guarantor’s acknowledgement or agreement to future amendments or waivers, and nothing herein shall create such a duty.

HOOPER HOLMES, INC.,
a New York corporation

By:    /s/ Henry E. Dubois
Name:    Henry E. Dubois
Title:    Chief Executive Officer and President

HOOPER WELLNESS, LLC
a Kansas limited liability company

By:    /s/ Henry E. Dubois
Name:    Henry E. Dubois
Title:    Chief Executive Officer and President

ACCOUNTABLE HEALTH SOLUTIONS, LLC,
a Kansas limited liability company

By:    /s/ Henry E. Dubois
Name:    Henry E. Dubois
Title:    Chief Executive Officer and President

HOOPER INFORMATION SERVICES, INC.,
a New Jersey corporation

By:    /s/ Henry E. Dubois
Name:    Henry E. Dubois
Title:    Chief Executive Officer and President

#47455014

HOOPER DISTRIBUTION SERVICES, LLC,
a New Jersey limited liability company

By: Hooper Homes, Inc.,
its Manager

By:    /s/ Henry E. Dubois
Name:    Henry E. Dubois
Title:    Chief Executive Officer and President

HOOPER KIT SERVICES, LLC,
a Kansas limited liability company

By: Hooper Homes, Inc.,
its sole Member

By:    /s/ Henry E. Dubois
Name:    Henry E. Dubois
Title:    Chief Executive Officer and President

#47455014